Exhibit 99.1

News Release
Pentair Reports First Quarter 2021 Results
•First quarter sales of $866 million.
•First quarter GAAP EPS of $0.78 and adjusted EPS of $0.81.
•The company updates its full year 2021 GAAP EPS guidance to approximately $2.65 to $2.80 and on an adjusted basis to approximately $2.80 to $2.95.
Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.
LONDON, United Kingdom — April 22, 2021 — Pentair plc (NYSE: PNR) today announced first quarter 2021 sales of $866 million. Sales were up 22 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales grew 19 percent in the first quarter. First quarter 2021 earnings per diluted share from continuing operations (“EPS”) were $0.78 compared to $0.43 in the first quarter of 2020. On an adjusted basis, the company reported EPS of $0.81 compared to $0.52 in the first quarter of 2020. Segment income, adjusted net income, free cash flow and adjusted EPS are described in the attached schedules.
First quarter 2021 operating income was $157 million, up 56 percent compared to operating income for the first quarter of 2020, and return on sales (“ROS”) was 18.1 percent, an increase of 390 basis points when compared to the first quarter of 2020. On an adjusted basis, the company reported segment income of $164 million for the first quarter of 2020, up 47 percent compared to segment income for the first quarter of 2020, and ROS was 19.0 percent, an increase of 330 basis points when compared to the first quarter of 2020.
Consumer Solutions sales were up 34 percent compared to sales for the same period last year. Excluding currency translation, acquisitions and divestitures, core sales grew 31 percent in the first quarter. Segment income of $131 million was up 54 percent compared to the first quarter of 2020, and ROS was 25.1 percent, an increase of 330 basis points when compared to the first quarter of 2020.
Industrial & Flow Technologies sales were up 7 percent compared to sales for the same period last year. Excluding currency translation, core sales grew 3 percent in the first quarter. Segment income of $50 million was up 12 percent compared to the first quarter of 2020, and ROS was 14.5 percent, an increase of 60 basis points when compared to the first quarter of 2020.
Net cash used for operating activities of continuing operations was $19 million compared to a use of $162 million in the first quarter of 2020 and free cash flow used for continuing operations for the quarter was $29 million compared to $181 million in the first quarter of 2020.
Pentair paid a regular cash dividend of $0.20 per share in the first quarter of 2021. Pentair previously announced on February 16, 2021 that it will pay a regular quarterly cash dividend of $0.20 per share on May 7, 2021 to shareholders of record at the close of business on April 23, 2021. This year marks the 45th consecutive year that Pentair has increased its dividend.
John L. Stauch, Pentair’s President and Chief Executive Officer commented: “I want to thank the entire Pentair team for their efforts to deliver exceptional first quarter results and allow us to raise our full year expectations. We continued to experience strong residential demand and it took the agility of our operations and sourcing teams to secure key materials, expand capacity, and do our best to meet the expectations of our consumers and channel partners. We experienced greater than 20 percent revenue growth and delivered greater than 50 percent adjusted EPS growth in the quarter while also continuing to invest in our future by making focused growth investments. Also encouraging were the continued signs of recovery in our industrial and commercial businesses, which gives us confidence in their full year recovery.”
“We recently completed the acquisition of Rocean and signed an agreement to purchase Ken’s Beverage, which helps us to fill out key strategic growth opportunities within the Water Treatment business of our Consumer Solutions segment. With a very healthy balance sheet and the growth momentum we are building, I believe we are well-positioned to continue to work with our customers to create sustainable solutions that help them make the most out of life’s essential resources while creating value for our shareholders.”

(more)

Outlook
The company updates its estimated 2021 GAAP EPS from continuing operations to approximately $2.65 to $2.80 and on an adjusted EPS basis of approximately $2.80 to $2.95. The company updates full year 2021 sales guidance to up approximately 6 to 11 percent on a reported basis. The company expects full year free cash flow of greater than or equal to 100 percent of net income.
In addition, the company introduces second quarter 2021 GAAP EPS from continuing operations guidance of $0.65 to $0.70 and on an adjusted EPS basis of $0.69 to $0.74. The company expects second quarter sales to be up approximately 13 to 16 percent on a reported basis compared to the second quarter of 2020.

(more)

EARNINGS CONFERENCE CALL
Pentair President and Chief Executive Officer John L. Stauch and Chief Financial Officer Robert P. Fishman will discuss the company’s first quarter 2021 results on a two-way conference call with investors at 9:00 a.m. Eastern Daylight Time today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investor Relations section of the company’s website, www.pentair.com, shortly before the call begins.
Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentation, each of which can be found on Pentair’s website. The webcast and presentation will be archived at the company’s website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This release contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “could,” “positioned,” “strategy,” “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the overall impact of the COVID-19 pandemic on our business; the duration and severity of the COVID-19 pandemic, the impact of virus variants and the rate of vaccinations; actions that may be taken by us, other businesses and governments to address or otherwise mitigate the impact of the COVID-19 pandemic, including those that may impact our ability to operate our facilities, meet production demands, and deliver products to our customers; the negative impacts of the COVID-19 pandemic on the global economy, our customers and suppliers, and customer demand; overall global economic and business conditions impacting our business, including the strength of housing and related markets; demand, competition and pricing pressures in the markets we serve; volatility in currency exchange rates; failure of markets to accept new product introductions and enhancements; the ability to successfully identify, finance, complete and integrate acquisitions; the ability to achieve the benefits of our restructuring plans and cost reduction initiatives; risks associated with operating foreign businesses; the impact of material cost and other inflation; the impact of seasonality of sales and weather conditions; our ability to comply with laws and regulations; the impact of changes in laws, regulations and administrative policy, including those that limit U.S. tax benefits or impact trade agreements and tariffs; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2020. All forward-looking statements speak only as of the date of this release. Pentair plc assumes no obligation, and disclaims any obligation, to update the information contained in this release.

ABOUT PENTAIR PLC
Pentair makes the most of life’s essential resources. From our residential and business solutions that help people move, improve and enjoy their water, to our sustainable innovations and applications, we deliver smart, sustainable solutions for life.
Pentair had revenue in 2020 of $3 billion, and trades under the ticker symbol PNR. With approximately 9,750 global employees serving customers in more than 150 countries, we work to help improve lives and the environment around the world. To learn more, visit www.pentair.com.

PENTAIR CONTACTS

Jim Lucas	Rebecca Osborn
SVP, Treasurer, FP&A, and Investor Relations	Senior Manager, External Communications
Direct: 763-656-5575	Direct: 763-656-5589
Email: jim.lucas@pentair.com	Email: rebecca.osborn@pentair.com

(more)

Pentair plc and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended
In millions, except per-share data	March 31, 2021	March 31, 2020
Net sales	$865.9	$710.0
Cost of goods sold	550.7	458.4
Gross profit	315.2	251.6
% of net sales	36.4%	35.4%
Selling, general and administrative	136.6	131.9
% of net sales	15.8%	18.6%
Research and development	21.5	19.0
% of net sales	2.5%	2.7%
Operating income	157.1	100.7
% of net sales	18.1%	14.2%
Other expense:
Other expense	0.4	1.2
Net interest expense	5.1	6.9
% of net sales	0.6%	1.0%
Income from continuing operations before income taxes	151.6	92.6
Provision for income taxes	20.5	19.9
Effective tax rate	13.5%	21.5%
Net income from continuing operations	131.1	72.7
Loss from discontinued operations, net of tax	(2.5)	—
Net income	$128.6	$72.7
Earnings (loss) per ordinary share
Basic
Continuing operations	$0.79	$0.43
Discontinued operations	(0.02)	—
Basic earnings per ordinary share	$0.77	$0.43
Diluted
Continuing operations	$0.78	$0.43
Discontinued operations	(0.01)	—
Diluted earnings per ordinary share	$0.77	$0.43
Weighted average ordinary shares outstanding
Basic	166.2	167.8
Diluted	167.7	168.7
Cash dividends paid per ordinary share	$0.20	$0.19

(more)

Pentair plc and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2021	December 31, 2020
In millions
Assets
Current assets
Cash and cash equivalents	$95.0	$82.1
Accounts and notes receivable, net	566.4	367.5
Inventories	429.1	420.0
Other current assets	118.0	105.5
Total current assets	1,208.5	975.1
Property, plant and equipment, net	293.4	301.2
Other assets
Goodwill	2,367.2	2,392.2
Intangibles, net	315.5	325.9
Other non-current assets	199.5	202.8
Total other assets	2,882.2	2,920.9
Total assets	$4,384.1	$4,197.2
Liabilities and Equity
Current liabilities
Accounts payable	$297.1	$245.1
Employee compensation and benefits	101.0	117.0
Other current liabilities	425.8	410.4
Total current liabilities	823.9	772.5
Other liabilities
Long-term debt	932.4	839.6
Pension and other post-retirement compensation and benefits	101.2	102.0
Deferred tax liabilities	101.4	107.4
Other non-current liabilities	231.4	269.4
Total liabilities	2,190.3	2,090.9
Equity	2,193.8	2,106.3
Total liabilities and equity	$4,384.1	$4,197.2
(more)

Pentair plc and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three months ended
In millions	March 31, 2021	March 31, 2020
Operating activities
Net income	$128.6	$72.7
Loss from discontinued operations, net of tax	2.5	—
Adjustments to reconcile net income from continuing operations to net cash provided by (used for) operating activities of continuing operations
Equity (income) loss of unconsolidated subsidiaries	(0.2)	0.5
Depreciation	12.7	11.6
Amortization	7.1	7.6
Deferred income taxes	(2.8)	14.0
Share-based compensation	5.6	6.2
Changes in assets and liabilities, net of effects of business acquisitions
Accounts receivable	(202.4)	(167.1)
Inventories	(12.5)	(20.1)
Other current assets	(16.6)	(13.4)
Accounts payable	54.8	(49.9)
Employee compensation and benefits	(14.8)	(0.8)
Other current liabilities	17.7	(22.3)
Other non-current assets and liabilities	1.5	(1.4)
Net cash used for operating activities of continuing operations	(18.8)	(162.4)
Net cash used for operating activities of discontinued operations	(0.2)	—
Net cash used for operating activities	(19.0)	(162.4)
Investing activities
Capital expenditures	(13.2)	(18.7)
Proceeds from sale of property and equipment	3.4	0.1
Acquisitions, net of cash acquired	—	(7.2)
Net cash used for investing activities	(9.8)	(25.8)
Financing activities
Net borrowings of commercial paper and revolving long-term debt	92.4	420.9
Shares issued to employees, net of shares withheld	(0.2)	5.2
Repurchases of ordinary shares	(9.6)	(115.2)
Dividends paid	(33.3)	(32.1)
Payments upon the maturity of cross currency swaps	(14.7)	—
Net cash provided by financing activities	34.6	278.8
Effect of exchange rate changes on cash and cash equivalents	7.1	(3.8)
Change in cash and cash equivalents	12.9	86.8
Cash and cash equivalents, beginning of period	82.1	82.5
Cash and cash equivalents, end of period	$95.0	$169.3

(more)

Pentair plc and Subsidiaries
Reconciliation of the GAAP operating activities cash flow to the non-GAAP free cash flow (Unaudited)

	Three months ended
In millions	March 31, 2021	March 31, 2020
Net cash used for operating activities of continuing operations	$(18.8)	$(162.4)
Capital expenditures	(13.2)	(18.7)
Proceeds from sale of property and equipment	3.4	0.1
Free cash flow from continuing operations	$(28.6)	$(181.0)
Net cash used for discontinued operations	(0.2)	—
Free cash flow	$(28.8)	$(181.0)

(more)

Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2021	2020
In millions	First Quarter	First Quarter
Net sales
Consumer Solutions	$521.4	$388.8
Industrial & Flow Technologies	344.1	320.9
Other	0.4	0.3
Consolidated	$865.9	$710.0
Segment income (loss)
Consumer Solutions	$131.0	$84.8
Industrial & Flow Technologies	50.0	44.7
Other	(16.6)	(18.0)
Consolidated	$164.4	$111.5
Return on sales
Consumer Solutions	25.1%	21.8%
Industrial & Flow Technologies	14.5%	13.9%
Consolidated	19.0%	15.7%

(more)

Pentair plc and Subsidiaries
Reconciliation of GAAP to non-GAAP financial measures for the year ending December 31, 2021 excluding the effect of adjustments (Unaudited)

	Actual	Forecast
In millions, except per-share data	First Quarter	Second Quarter		Full Year
Net sales	$865.9	approx	Up 13% - 16%	approx	Up 6% - 11%
Operating income	157.1
% of net sales	18.1%
Adjustments:
Restructuring and other	1.5	approx	$—	approx	$2
Intangible amortization	7.1	approx	6	approx	24
COVID-19 related costs expenses	0.2	approx	—	approx	—
Legal accrual adjustments	(2.4)	approx	—	approx	(2)
Deal-related costs and expenses	0.7	approx	—	approx	1
Equity income of unconsolidated subsidiaries	0.2	approx	1	approx	3
Segment income	164.4	approx	Up 12% - 20%	approx	Up 10% - 16%
Return on sales	19.0%
Net income from continuing operations—as reported	131.1	approx	$109 - $117	approx	$443 - $468
Adjustments to operating income	7.1	approx	6	approx	25
Income tax adjustments	(2.4)	approx	1	approx	1
Net income from continuing operations—as adjusted	$135.8	approx	$116 - $124	approx	$469 - $494
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.78	approx	$0.65 - $0.70	approx	$2.65 - $2.80
Adjustments	0.03	approx	0.04	approx	0.15
Diluted earnings per ordinary share—as adjusted	$0.81	approx	$0.69 - $0.74	approx	$2.80 - $2.95

(more)

Pentair plc and Subsidiaries
Reconciliation of GAAP to non-GAAP financial measures for the year ended December 31, 2020 excluding the effect of 2020 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$710.0	$713.3	$798.5	$796.0	$3,017.8
Operating income	100.7	111.1	128.1	121.5	461.4
% of net sales	14.2%	15.6%	16.0%	15.3%	15.3%
Adjustments:
Restructuring and other	2.4	1.1	2.1	9.8	15.4
Intangible amortization	7.6	7.0	6.9	6.9	28.4
COVID-19 related costs and expenses	0.9	4.8	2.6	2.1	10.4
Deal-related costs and expenses	0.4	—	—	0.2	0.6
Equity (loss) income of unconsolidated subsidiaries	(0.5)	0.7	0.8	0.4	1.4
Segment income	111.5	124.7	140.5	140.9	517.6
Return on sales	15.7%	17.5%	17.6%	17.7%	17.2%
Net income from continuing operations—as reported	72.7	73.8	110.8	99.8	357.1
Loss on sale of businesses	—	0.1	—	—	0.1
Pension and other post retirement mark-to-market loss	—	—	—	6.7	6.7
Other income	—	—	(2.2)	—	(2.2)
Adjustments to operating income	11.3	12.9	11.6	19.0	54.8
Income tax adjustments	3.3	11.1	(3.6)	(8.1)	2.7
Net income from continuing operations—as adjusted	$87.3	$97.9	$116.6	$117.4	$419.2
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.43	$0.44	$0.66	$0.60	$2.13
Adjustments	0.09	0.15	0.04	0.10	0.37
Diluted earnings per ordinary share—as adjusted	$0.52	$0.59	$0.70	$0.70	$2.50

(more)

Pentair plc and Subsidiaries
Reconciliation of Net Sales Growth to Core Net Sales Growth by Segment
For the Quarter Ended March 31, 2021 (Unaudited)

	Q1 Net Sales Growth
	Core	Currency	Acq. / Div.	Total
Total Pentair	18.5%	2.6%	0.9%	22.0%
Consumer Solutions	31.1%	1.3%	1.7%	34.1%
Industrial & Flow Technologies	3.3%	3.9%	—%	7.2%